As filed with the Securities and Exchange Commission on October 31, 2014

Registration No. 333-185168

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOTAL S.A.

(Exact name of registrant as specified in its charter)

Republic of France	98-0227345
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

Phone: +33 (0)1 47 44 45 46

(Address of principal executive offices) (Zip code)

TOTAL HOLDINGS USA, INC.

2013 EMPLOYEE SHAREHOLDER PLAN

(Full Title of the Plans)

Ms. Elizabeth Matthews

TOTAL Holdings USA, Inc.

1201 Louisiana Street, Suite 1800

Houston, Texas 77002

(713) 483-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a small reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by TOTAL S.A. (the “Registrant”) on November 28, 2012 (File No. 333-185168) is being filed for the purpose of deregistering 1,575,000 of the shares of the Registrant’s common stock, par value €2.50 per share (“Common Stock”) that remained authorized for grant under the TOTAL Holdings USA, Inc. 2013 Employee Shareholder Plan (the “2013 Plan”), and which were registered on Registration Statement No. 333-185168.

As of this date, at least 1,575,000 shares of Common Stock remained available for grant. Concurrently with this Post-Effective Amendment No. 1, the Registrant is also filing a Registration Statement on Form S-8 to register the 1,900,000 shares of Common Stock authorized for grant under the TOTAL Holdings USA, Inc. 2015 Employee Shareholder Plan.

The 2013 Plan remains in effect with respect to awards granted prior to this date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 (File No. 333-185168) and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on October 31, 2014.

TOTAL S.A.

By:	/S/ HUMBERT DE WENDEL

Name:	Humbert de Wendel
Title:	Treasurer